UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007
VICOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)
(978) 470-2900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 25, 2007, the Board of Directors (the “Board”) of V*I Chip Corporation, a Delaware corporation (“V*I Chip”), approved the V*I Chip 2007 Stock Option and Incentive Plan (the “2007 Plan”). The 2007 Plan was approved by the sole stockholder of V*I Chip, Vicor Corporation (the “Corporation”), on April 25, 2007. The 2007 Plan was amended by the Board, with the consent of the Corporation on June 4, 2007. The 2007 Plan provides that the Board or a committee of the Board comprised of not less than two directors may grant stock incentive awards based on the common stock of V*I Chip, including stock options, restricted stock or unrestricted stock. Awards may be granted to employees, directors, consultants and other key persons. Stock options may be granted to employees at a price at least equal to the fair market value per share of V*I Chip common stock, as determined by the Board on the date of the grant, and pursuant to the terms of the Form of Non-Qualified Stock Option Agreement and Form of Stock Restriction Agreement. There are a total of 62,000,000 shares authorized under the V*I Chip certificate of incorporation, 50,000,000 of which are owned by the Corporation and 12,000,000 of which have been reserved for issuance under the 2007 Plan. The period of time during which an option may be exercised and the vesting periods are determined by the Board. The term of each option may not exceed ten years from the date of grant. It is the Corporation’s policy that all option grants by V*I Chip are subject to approval of the Corporation’s Compensation Committee.
     On June 4, 2007, the Board, with the approval of the Corporation’s Compensation Committee, awarded Patrizio Vinciarelli, President and Chief Executive Officer of the Corporation, non-qualified stock options under the 2007 Plan to purchase 4,000,000 shares of V*I Chip common stock, exercisable at a price of $1 per share, which exceeds the fair market value per share of the V*I Chip common stock on the date of the grant. The grant was in recognition of his on-going contributions to the intellectual property foundation of V*I Chip and his role as CTO and CEO of V*I Chip. The options vest at 20% per year over 5 years.
     The above statements are qualified in their entirety by reference to the full text of the 2007 Plan, which is attached hereto as Exhibit 10.1, the Non-Qualified Stock Option Agreement, which is attached hereto as Exhibit 10.2, and the Stock Restriction Agreement, which is attached hereto as Exhibit 10.3, each of which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1	V*I Chip Corporation Amended 2007 Stock Option and Incentive Plan

10.2	V*I Chip Corporation Form of Non-Qualified Stock Option Agreement

10.3	V*I Chip Corporation Form of Stock Restriction Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION
Date: June 6, 2007	By:	/s/ Mark A. Glazer
Mark A. Glazer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	V*I Chip Corporation Amended 2007 Stock Option and Incentive Plan

10.2	V*I Chip Corporation Form of Non-Qualified Stock Option Agreement

10.3	V*I Chip Corporation Form of Stock Restriction Agreement